FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

MEDIA	Rachel Carr
CONTACT:	Dan Klores Communications
212-981-5253
rachel_carr@dkcnews.com

INVESTOR	Andrew Hellman
CONTACT:	CEOCast, Inc.
212-732-4300
adhellman@ceocast.com

FOR IMMEDIATE RELEASE

FUSION LAUNCHES
REVOLUTIONARY MOBILINK SERVICE

OFFERS U.S. CONSUMERS
ACCESS TO VoIP SERVICES FROM THEIR MOBILE PHONES

NEW YORK, December 11, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global Internet telephony provider, today announced the launch of Mobilink, a revolutionary new service that allows subscribers to access its retail Efonica VoIP services from their mobile phones, without Internet access or special software.

Mobilink allows subscribers to enjoy the low cost and excellent quality of VoIP from their mobile phones. Subscribers simply dial an access number, which automatically authenticates their Efonica member status and allows them to call virtually any number in the world at savings of up to 80% compared to their mobile carrier. This service will also be available from landline telephones.

An important Mobilink feature allows users to call any in-network Efonica subscriber worldwide for free by simply dialing ‘10’, the Worldwide Internet Area Code™, prior to the registered phone number of the called party. Subscribers to Mobilink also have access to Efonica’s full suite of Internet based VoIP solutions. Consumers subscribe to Mobilink by visiting Efonica’s new website at www.efonica.com and completing an easy registration process.

“Fusion is excited to offer this unique new service, particularly to the international community, and we believe that offering a free in-network calling option will significantly increase the savings for subscribers making international calls,” said Matthew Rosen, President and CEO of Fusion. “Mobilink brings the benefits of VoIP to a larger universe of consumers that use mobile phones as their primary communications tool, and allows these customers to retain their usual calling habits while offering the quality and cost savings of Efonica’s VoIP services,” continued Mr. Rosen. “With this new service, Fusion is taking another step at bringing families, friends and business associates closer together.”

Efonica’s service incorporates Fusion’s patent-pending worldwide Internet area code, which makes calling simple. The world’s first worldwide Internet area code allows subscribers to dial a ‘10’ before an Internet phone number to call other subscribers in-network for free, eliminating the need to introduce any complicated or confusing new dialing patterns. Efonica’s subscribers are able to use their existing landline or mobile numbers as their Internet phone numbers. Subscribers can call each other from any combination of PCs, Internet phones, regular phones with a SIP adapter or access number and mobile phones with an access number. A wireless, broadband, or dial-up Internet connection or an access number is all subscribers need to enjoy Efonica’s enhanced features and benefits. Efonica also offers a number of premium services designed to further enhance the calling experience of its subscribers.

About Fusion:

Fusion provides its Efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between markets worldwide including emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. With over 750,000 customers, Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 100 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.